Ex. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of BioLargo, Inc. on Form S-8 (File No. 333-153193) of our report dated March 29, 2013, appearing in the Annual Report on Form 10-K of BioLargo, Inc. for the year ended December 31, 2012, which includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

/s/ Haskell & White LLP HASKELL & WHITE LLP

Irvine, California
March 29, 2013